UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 14, 2010
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-2.1
EX-10.1
EX-99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     Effective May 14, 2010, FirstMerit Bank, N.A. (“FirstMerit Bank”), a wholly-owned subsidiary of FirstMerit Corporation (the “Company”), assumed substantially all of the deposits and certain identified liabilities and acquired substantially all of the loans and certain other assets of Midwest Bank and Trust Company (“Midwest Bank”), an Illinois state-chartered bank headquartered in Elmwood Park, Illinois and a wholly-owned subsidiary of Midwest Banc Holdings, Inc., from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Midwest Bank (the “Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement—Whole Bank; All Deposits, dated as of May 14, 2010 between FirstMerit Bank and the FDIC, as receiver for Midwest Bank (the “Agreement”). All financial and other numeric measures of Midwest Bank described below are based upon Midwest Bank’s internally prepared interim financial statement information as of April 30, 2010, which was provided to the Company by the FDIC and is subject to change.
     In the Acquisition, FirstMerit Bank acquired approximately $3.0 billion in assets, including approximately $2.2 billion of loans, $465 million of marketable securities and $300 million of cash and cash equivalents. The loans acquired by FirstMerit Bank principally consist of performing one- to four-family and multifamily residential mortgage and construction loans, land development and other mortgage loans, commercial and industrial loans and consumer loans. FirstMerit also assumed approximately $3.0 billion of liabilities, including approximately $2.3 billion in customer deposits.
     As part of the Acquisition, FirstMerit Bank acquired three subsidiaries from Midwest Bank: a broker-dealer; an investment company; and a real estate investment trust that is a subsidiary of the investment company. No other liabilities were assumed from Midwest Bank. The bid accepted by the FDIC included a 0.4% premium on the non-brokered deposits assumed, a 2.7% premium on assets acquired, and a cash-settled value appreciation instrument (“VAI”) described more fully in the paragraph below. Based on Midwest Bank’s April 30, 2010 interim financial statement information, FirstMerit Bank would be required to make a payment to the FDIC in the amount of approximately $100 million, subject to a customary post-closing adjustment based upon the final closing date balance sheet for Midwest Bank, which payment reflects the difference between the purchase price of the assets acquired and the value of the liabilities assumed and the calculations of the premiums. The actual amount of such payment will be based on the final premium calculations and the actual amount of net assets delivered to FirstMerit Bank by the FDIC. Based on initial information provided by the FDIC on May 16, 2010, FirstMerit Bank will be required to make a payment of $222 million, which reflects an increase of $121 million in net assets to be delivered by the FDIC. The terms of the Agreement provide for the FDIC to indemnify FirstMerit Bank against claims with respect to liabilities and assets of Midwest Bank or any of its affiliates not assumed or otherwise purchased by FirstMerit Bank and with respect to certain other claims by third parties.
     As part of the consideration for the transaction, FirstMerit Bank delivered to the FDIC a VAI pursuant to which the FDIC was granted a cash-settled value appreciation right with respect to 2.5 million units, with each unit mirroring one share of the common stock of the Company. Under the terms of the VAI, the FDIC has the right to obtain a cash payment equal to the product of: (1) the number of units with respect to which the FDIC exercises the VAI; and (2) difference between the (A) the average per share volume weighted price of our common stock over the two Nasdaq trading days immediately prior to the date on which the VAI is exercised and (B) $22.81. The VAI is exercisable by the FDIC, in whole or in part, on one or more occasions, for the period commencing on May 21, 2010 and expiring at 5:00 p.m. EST on June 14, 2010.

     All of Midwest Bank’s 23 branches and three additional banking offices located in Illinois have reopened as operations of FirstMerit Bank. The physical branch locations and leases were not immediately acquired by FirstMerit Bank in the Acquisition. FirstMerit Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire, at fair market value, any bank premises that were owned by, and to assume any leases relating to bank premises held by, Midwest Bank (including ATM locations). FirstMerit Bank is currently reviewing the bank premises and related leases of Midwest Bank. FirstMerit Bank currently expects to acquire substantially all of the Midwest Bank facilities and leases. In addition, FirstMerit Bank has an option, exercisable for 30 days following the closing of the Acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to Midwest Bank. Management anticipates approximately $7.0 million of pre-tax one-time acquisition, transition and integration costs associated with the Acquisition.
Loss Sharing Arrangements
     In connection with the Acquisition, FirstMerit Bank entered into loss sharing agreements with the FDIC that cover approximately $2.2 billion of loans, including one- to four-family and multifamily residential mortgage and construction loans, land development and other mortgage loans, commercial and industrial loans and consumer loans (referred to collectively as “covered assets”).
     Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse FirstMerit Bank for losses with respect to covered assets begins with the first dollar of loss incurred. The FDIC will reimburse FirstMerit Bank for 80% of losses with respect to covered assets. FirstMerit Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC has reimbursed FirstMerit Bank under the loss sharing agreements. The loss sharing agreement applicable to single-family residential mortgage loans provides for FDIC loss sharing and FirstMerit Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to covered assets other than single-family residential mortgage loans provides for FDIC loss sharing for five years and FirstMerit Bank reimbursement to the FDIC for eight years, in each case, on the same terms and conditions as described above.
     In addition, on March 15, 2020 (the “True-Up Measurement Date”), FirstMerit Bank has agreed to pay to the FDIC half of the amount, if positive, calculated as: (1) 20% of the intrinsic loss estimate of the FDIC (approximately $152 million); minus (2) the sum of (A) 25% of the asset premium paid in connection with the Acquisition (approximately $20 million), plus (B) 25% of the Cumulative Shared-Loss Payments (as defined below) plus (C) the Cumulative Servicing Amount (as defined below). For the purposes of the above calculation, Cumulative Shared-Loss Payments means: (i) the aggregate of all of the payments made or payable to

FirstMerit Bank under the Shared-Loss Agreements; minus (ii) the aggregate of all of the payments made or payable to the FDIC under the Shared-Loss Agreements. Cumulative Servicing Amount means the Period Servicing Amounts (as defined in the loss sharing agreements) for every consecutive twelve-month period prior to and ending on the True-Up Measurement Date in respect of each of the Shared-Loss Agreements during which the loss sharing provisions of the applicable Shared-Loss Agreement is in effect.
     The above reimbursable losses and recoveries are based on the book value of the relevant loans and other assets as determined by the FDIC as of the effective date of the Acquisition. The amount that FirstMerit Bank realizes on these assets could differ materially from the carrying value that will be reflected in any financial statements, based upon the timing and amount of collections and recoveries on the covered assets in future periods.
     We believe that the loss sharing arrangements described above will substantially offset losses FirstMerit Bank may incur, even if the covered assets subject to loss sharing ultimately prove to have limited value.
     The foregoing summary of the Agreement and the VAI are not complete and are qualified in their entirety by reference to the full text of the Agreement and the VAI, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated by reference herein.
     In addition, on May 14, 2010, the Company issued a press release announcing the Acquisition. A copy of this press release has been attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description
2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Midwest Bank and Trust Company, Bank, Elmwood Park, Illinois, the Federal Deposit Insurance Corporation and FirstMerit Bank, N.A., dated as of May 14, 2010.

10.1	FirstMerit Bank Cash-Settled Value Appreciation Instrument, dated May 14, 2010.

99.1	Press Release, dated May 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Carlton E. Langer
Carlton E. Langer
Senior Vice President and Assistant Corporate Secretary

Date: May 17, 2010